UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2005

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11099 North Torrey Pines Road La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On November 3, 2005 we entered into an Underwriting Agreement with Deutsche Bank Securities Inc. (the “Underwriter”) relating to the sale to the Underwriter of 3,521,126 shares (the “Offering Shares”) of the Company’s common stock, par value $0.001 per share, and the granting of an over-allotment option to purchase up to an additional 528,169 shares (which, together with the Offering Shares, are referred to herein as the “Shares”) of the Company’s common stock to the Underwriters. The Company filed a final prospectus supplement dated November 3, 2005 relating to the issuance and sale of the Shares with the United States Securities and Exchange Commission on November 4, 2005.

The Underwriter and its affiliates have, from time to time, performed, and may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 8.01 Other Events.

On November 4, 2005, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

1.1	Underwriting Agreement, dated November 3, 2005, by and between Senomyx, Inc. and Deutsche Bank Securities Inc.

99.1	Press Release, dated November 4, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ HARRY J. LEONHARDT, ESQ.
Harry J. Leonhardt, Esq.
Vice President, General Counsel and Corporate Secretary
Date: November 4, 2005

INDEX TO EXHIBITS

1.1	Underwriting Agreement, dated November 3, 2005, by and between Senomyx, Inc. and Deutsche Bank Securities Inc.

99.1	Press Release, dated November 4, 2005.